UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2006

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

(610) 341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2006, Radnor Holdings Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Loan Parties”) entered into a First Amendment to Agreement Regarding Loans (the “Amendment”) with National City Business Credit, Inc. (“NCBC”), as agent, and lender, Bank of America, N.A., as syndication agent and lender (“BOA”), KeyBank, National Association, as a lender (“Key,” collectively with NCBC and BOA, the “Lenders”) and National City Bank, as letter of credit issuer. Under the terms of the Amendment, (i) the Loan Parties acknowledged that they cannot comply with certain of the terms agreed to in the Agreement Regarding Loans entered into between the Loan Parties and the Lenders on June 14, 2006 (the “Agreement”), (ii) the Lenders agreed to forbear from exercising their rights and remedies in respect of certain existing defaults through July 27, 2006, and (iii) the Lenders agreed to provide additional funding to the Loan Parties up to an agreed upon limit through July 27, 2006, provided, in the case of clauses (ii) and (iii), that the Loan Parties meet certain conditions and covenants set forth in the Amendment, including continuing to market its businesses and assets as part of its consideration of restructuring alternatives.

On July 18, 2006, the Company and certain of its subsidiaries (the “TCP Loan Parties”) entered into a Forbearance, Standstill and Amendment Agreement (the “TCP Agreement”) with Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC (collectively, the “TCP Lenders”) and Tennenbaum Capital Partners, LLC as Agent and Collateral Agent for the TCP Lenders (“TCP”). Under the terms of the TCP Agreement, (i) the Company acknowledged that it did not make the interest payment due on July 15, 2006 to the TCP Lenders under the Credit Agreement, dated December 1, 2005 and Amendment No. 1 to the Credit Agreement, dated April 4, 2006 (collectively, the “TCP Credit Agreement”) and that such failure constituted a default under the TCP Credit Agreement and (ii) the TCP Lenders and TCP agreed to forbear from exercising their rights and remedies against the Company regarding the interest payment and certain other acknowledged defaults under the TCP Credit Agreement through July 27, 2006, provided that the Company meets certain conditions and covenants set forth in the TCP Agreement. Michael Kennedy also entered into an Acknowledgement on July 18, 2006 (the “Acknowledgement”) related to a Guaranty and Negative Pledge Agreement entered into by Mr. Kennedy in favor of the TCP Lenders and TCP on April 4, 2006.

On July 18, 2006, the TCP Lenders and TCP entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the Lenders addressing relative payment priorities in respect of advances under the Amendment. As part of the Intercreditor Agreement, the Loan Parties acknowledged that the terms set forth in the Intercreditor Agreement do not affect any rights or obligations of the Company.

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Section 8 – Other Events.

Item 8.01. Other Events.

On July 1, 2006, WinCup Holdings, Inc., a wholly-owned subsidiary of the Company (“WinCup”) failed to make a scheduled principal and interest payment on a Promissory Note entered into by WinCup in favor of Polar Plastics Inc (“Polar”), and on July 7, 2006 the Company received notice of default from Polar in respect of such failure. The amount outstanding under such unsecured note has not been accelerated.

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Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Shell Company Transactions.

None

(d) Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: July 24, 2006	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer

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